UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021 (May 14, 2021)

Atossa Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35610	26-4753208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Spring Street Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 325-6086

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuance to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 14, 2021, Atossa Therapeutics, Inc. (the “Company”) granted the following stock options (the “Options”) to executives of the Company under the Company’s 2020 Stock Incentive Plan: (i) to Dr. Steven C. Quay, Chairman of the Board, President and Chief Executive Officer, an option to purchase 1,900,000 shares of Company Common Stock; and (ii) to Kyle Guse, Chief Financial Officer, General Counsel and Secretary, an option to purchase 850,000 shares of Company Common Stock.

The Options vest quarterly over two years and have an exercise price equal to fair market value of the Company’s Common Stock on the date of grant which was $2.90 per share. The Options are subject to the option agreements and employment agreements with the executives.

On May 14, 2021, Dr. Quay and Mr. Guse received a 10% and 8%, respectively, increase in base salary, which was the first base salary increase provided to Dr. Quay and Mr. Guse since 2018. Following the increase, Dr. Quay’s base salary is $659,000 and Mr. Guse’s is $456,700.

The Company also approved a 5,000 share increase in annual stock option grants to non-employee directors. Non-employee directors will now receive annual grants of 50,000 options.

The compensation arrangements were unanimously approved by the Compensation Committee of the Board of Directors.

Item 5.07      Submission of Matters to a Vote of Security Holders

On May 14, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (1) the election of two Class III directors named in the proxy statement related to the Annual Meeting; (2) the ratification of the selection of BDO USA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) the approval of the 2021 amendment to the 2020 Atossa Therapeutics, Inc. Stock Incentive Plan to increase authorized shares by 15,000,000 shares; (4) to conduct an advisory (non-binding) vote on the compensation of our named executive officers as described in the proxy statement related to the Annual Meeting. A proposal to amend the Company’s certificate of incorporation to increase authorized shares of common stock by 325 million shares was withdrawn by management and not considered and voted upon at the Annual Meeting.

The number of shares of Common Stock entitled to vote at the Annual Meeting was 120,824,368. The number of shares of Common Stock present or represented by valid proxy at the annual meeting was 61,357,075. All proposals passed. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i)	Election of two Class III Directors

The stockholders elected two Class III directors as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Shu-Chih Chen	33,902,498	3,660,317	23,794,260
H. Lawrence Remmel, Esq.	32,815,493	4,747,323	23,794,259

(ii)	Ratification of Auditors

The stockholders ratified the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
56,354,162	1,570,701	3,432,212	0

(iii)	Ratify the 2021 amendment to the Atossa Therapeutics, Inc. 2020 Incentive Plan to increase authorized shares under the Plan by 15,000,000 shares

The stockholders approved the 2021 amendment to the 2020 Stock Incentive Plan as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,796,271	11,790,242	1,976,302	23,794,260

(iv)	Non-binding Vote on Executive Compensation

The stockholders approved an advisory non-binding vote on executive compensation as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,047,370	9,857,987	2,657,457	23,294,261

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021	Atossa Therapeutics, Inc.

	By:	/s/ Kyle Guse
Kyle Guse
Chief Financial Officer, General Counsel and Secretary